Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS FIRST QUARTER 2020 RESULTS

WASHINGTON, D.C. – May 5, 2020 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter ended March 31, 2020.

Highlights for the Quarter Ended March 31, 2020:

•	Net income of $1.9 million, or $0.02 per share on a fully diluted basis
•	FFO of $25.5 million, or $0.30 per share on a fully diluted basis
•	FFO, as Adjusted of $24.4 million, or $0.29 per share on a fully diluted basis
•	CAD of $21.8 million
•	Acquired a 101,285-square foot Defense Health Agency (DHA) facility in Aurora, Colorado (“DHA - Aurora")
•

Acquired a 203,269-square foot Federal Bureau of Investigation (FBI) and Drug Enforcement Administration (DEA) Federal Justice Center in El Paso, Texas (“FBI / DEA - El Paso”) for approximately $38.7 million, including consideration of approximately $21.6 million in operating partnership units valued at $24.75 per unit

•

Sold and issued 200,000 shares of the Company’s common stock through the Company’s March 2019 ATM Program at a net weighted average price of $24.17 per share, raising net proceeds to the Company of approximately $4.8 million

•

During and subsequent to the quarter, entered into forward sales transactions under the March 2019 Program and the Company’s December 2019 ATM Program for the sale of an additional 3,811,021 shares of the Company’s common stock, at a weighted average initial forward sales price of $26.75 per share, that have not yet been settled

•

Assuming the Company’s total 6,689,724 shares bound by forward sales transactions under the Company’s ATM Programs are physically settled in full, utilizing a weighted average initial forward sales price of $25.06 per share, the Company expects to receive net proceeds of approximately $166.0 million

“The first quarter of 2020 was one the American people, and the world, will remember for a very long time,” said William C. Trimble, III, Easterly’s Chief Executive Officer. “During this time of crisis, I am proud Easterly Government Properties is providing the critical real estate infrastructure that is imperative for fulfilling U.S. Government missions at a time of maximum need. Further, our ability to expand the portfolio through accretive acquisitions during this period highlights our differentiated strategy within the REIT sector.”

Portfolio Operations

As of March 31, 2020, the Company wholly owned 72 operating properties in the United States, encompassing approximately 6.8 million square feet in the aggregate, including 70 operating properties that were leased primarily to U.S. Government tenant agencies and two operating properties that were entirely leased to private tenants. As of March 31, 2020, the portfolio had a weighted average age of 13.1 years, based upon the date the property was built or renovated-to-suit, was 100% leased, and had a weighted average remaining lease term of 7.7 years.

The Company currently has two active build-to-suit projects, each for the beneficial use of the Food and Drug Administration (FDA), totaling approximately 222,000-square feet. One project – the 59,690-square foot FDA laboratory in Lenexa, Kansas – is under construction. The second project – the approximately 162,000-square foot FDA laboratory in Atlanta, Georgia – is in the design development stage. Separate 20-year leases with the General Services Administration (GSA) will commence at each of the locations upon completion.

Acquisitions and Development Activities

On January 7, 2020, the Company acquired a 101,285-square foot DHA mission critical facility in Aurora, Colorado. DHA - Aurora, a build-to-suit property specifically constructed for the DHA, was originally built in 1998 and underwent a sizeable renovation in 2018 upon the execution of a new 15-year lease. The facility is 100% leased to the GSA for the beneficial use of the DHA with a lease expiration of April 2034. This facility houses a portion of the DHA’s health insurance program, referred to as TRICARE. The TRICARE Program is responsible for providing insurance to approximately 9.5 million beneficiaries through private medical providers or the DHA’s own network of 51 military hospitals, 424 military medical clinics and 248 dental facilities located worldwide.

On March 26, 2020, the Company acquired a 203,269-square foot FBI and DEA Federal Justice Center in El Paso, Texas. FBI / DEA - El Paso is a three-building compound constructed in stages between the years of 1998 and 2005 and is 100% leased for the beneficial use of the FBI and DEA under three leases that all expire in July 2028. FBI / DEA - El Paso serves as one of the 56 Field Offices for the FBI as well as one of the DEA’s 23 Domestic Division Offices, both with a strategic location near the U.S / Mexico border. An FBI Field Office and a DEA Division Office are both considered the highest field level within their respective organizations. In partnership together since 1998, the two organizations are co-located in this space to combat the ongoing issues with illicit drugs coming into the country from across the border.

Balance Sheet and Capital Markets Activity

As of March 31, 2020, the Company had total indebtedness of $942.9 million comprised of $36.0 million outstanding on its revolving credit facility, $100.0 million outstanding on its 2016 term loan facility, $150.0 million outstanding on its 2018 term loan facility, $450.0 million of senior unsecured notes, and $206.9 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). At March 31, 2020, Easterly’s outstanding debt had a weighted average maturity of 7.6 years and a weighted average interest rate of 3.7%. As of March 31, 2020, Easterly’s Net Debt to total enterprise value was 30.6% and its Net Debt to annualized quarterly EBITDA and Adjusted Net Debt to annualized quarterly pro forma EBITDA ratios were 6.7x and 6.3x, respectively.

During the quarter ended March 31, 2020, the Company sold and issued 200,000 shares of the Company’s common stock through the Company’s March 2019 ATM Program at a net weighted average price of $24.17 per share, raising net proceeds to the Company of approximately $4.8 million. The Company also entered into forward sales transactions under the March 2019 ATM Program for the sale of an additional 523,397 shares of our common stock that have not yet been settled. Assuming the forward sales transactions are physically settled in full utilizing a weighted average initial forward sales price of $24.87 per share, we expect to receive net proceeds of approximately $12.9 million.

Dividend

On April 29, 2020, the Board of Directors of Easterly approved a cash dividend for the first quarter of 2020 in the amount of $0.26 per common share. The dividend will be payable June 25, 2020 to shareholders of record on May 14, 2020.

Subsequent Events

On April 6, 2020, the Company announced the acquisition of a 79,212-square foot Department of Veterans Affairs (VA) Outpatient Clinic in Mobile, Alabama (“VA – Mobile”). VA - Mobile, part of the Gulf Coast Veterans Health Care System, is a build-to-suit outpatient clinic that was recently completed in 2018. This modern facility sits on a roughly 13-acre campus and is subject to an initial 15-year non-cancelable lease term that expires in December 2033. The facility provides a wide range of medical and ancillary services including primary care, mental health services and laboratory services. This facility replaced the prior VA clinic in Mobile, Alabama to help address the needs of the approximately 54,000 veterans in the surrounding region.

On May 4, 2020, the Company announced the acquisition of a 51,647-square foot VA Outpatient Clinic in Chico, California (“VA - Chico”). VA - Chico is a brand-new, build-to-suit facility that was recently completed in mid-2019. The state-of-the-art facility is designed to achieve a LEED healthcare Silver certification and is leased to the VA for an initial, non-cancelable lease term of 15 years that expires in June 2034. The facility provides a wide range of medical and ancillary services including primary care, audiology, laboratory services, mental health, nutrition, otolaryngology (ENT), a pharmacy, social work and women’s health. The facility is located adjacent to the Chico VA Readjustment Counseling Service Center.

Subsequent to quarter end, the Company entered into forward sales transactions under the Company’s ATM Programs for the sale of an additional 3,287,624 shares of the Company’s common stock that have not yet been settled.  Assuming the forward sales transactions are physically settled in full utilizing a weighted average initial forward sales price of $27.04 per share, the Company expects to receive net proceeds of approximately $88.0 million.

The Company currently has a total of 6,689,724 shares bound by forward sales transactions under the Company’s ATM Programs that have not yet been settled.  Assuming the forward sales transactions are physically settled in full utilizing a weighted average initial forward sales price of $25.06 per share, the Company expects to receive net proceeds of approximately $166.0 million.

Guidance

Outlook for the 12 Months Ending December 31, 2020

The Company is reiterating its guidance for 2020 FFO per share on a fully diluted basis in a range of $1.22 - $1.24.

	Low	High
Net income (loss) per share – fully diluted basis	$0.10	0.12
Plus: real estate depreciation and amortization	$1.12	1.12
FFO per share – fully diluted basis	$1.22	1.24

This guidance assumes $200 million of acquisitions and $40 - $50 million of gross development-related investment during 2020.

This guidance is forward-looking and reflects management's view of current and future market conditions. The Company's actual results may differ materially from this guidance.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current Nareit definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items and nonrecurring expenditures. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

EBITDA is calculated as the sum of net income (loss) before interest expense, taxes, depreciation and amortization. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, is not indicative of operating income or cash provided by operating activities as determined under GAAP and may be presented on a pro forma basis. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined, in accordance with the Nareit FFO White Paper - 2018 Restatement, as net income (loss), calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts FFO to present an alternative measure of our operating performance, which, when applicable, excludes the impact of acquisition costs, straight-line rent, amortization of above-/below-market leases, amortization of deferred revenue (which results from landlord assets funded by tenants), non-cash interest expense, non-cash compensation and other non-cash items. By excluding these income and expense items from FFO, as Adjusted, the Company believes it provides useful information as these items have no cash impact. In addition, by excluding acquisition related costs the Company believes FFO, as Adjusted provides useful information that is comparable across periods and more accurately reflects the operating performance of the Company’s properties. Certain prior year amounts have been updated to conform to the current year FFO, as Adjusted definition.

Net Debt and Adjusted Net Debt. Net Debt represents consolidated debt (reported in accordance with GAAP) adjusted to exclude unamortized premiums and discounts and deferred financing fees, less cash and cash equivalents. By excluding these items, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. Adjusted Net Debt is Net Debt reduced by 1) the lesser of i) anticipated lump-sum reimbursement amounts and ii) the cost to date for each project under construction and 2) 40% times the amount by which the cost to date exceeds anticipated lump-sum reimbursement amounts for each project under construction. These adjustments are made to 1) remove the estimated portion of each project under construction that has been financed with debt which may be repaid with anticipated cost reimbursement payments from the US Government and 2) remove the estimated portion of each project under construction, in excess of anticipated lump-sum reimbursements, that has been financed with debt but has not yet produced earnings. See page 20 of the Company’s Q1 2020 Supplemental Information Package for further information. The Company’s method of calculating Net Debt and Adjusted Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Other Notes and Definitions

For purposes of calculating square feet and percent leased at DHA - Aurora and percent leased with respect to our total portfolio, 15,215 square feet at DHA - Aurora were excluded from total rentable square feet as the Company attributed no value to this space at acquisition

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, the full vesting of all shares of restricted stock, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP.

Conference Call Information

The Company will host a webcast and conference call at 10:00 a.m. Eastern Daylight time on May 5, 2020 to review the first quarter 2020 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international). A live webcast will be available in the Investor Relations section of the Company’s website.  A replay of the conference call will be available through May 19, 2020 by dialing 844-512-2921 (domestic) and 1-412-317-6671 (international) and entering the passcode 13701749. Please note that the full text of the press release and supplemental information package are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and FFO per share on a fully diluted basis.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; the risk of decreased rental rates or increased vacancy rates; loss of key personnel; the adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies and the financial condition and results of operations of the Company; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or to yield anticipated results; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 25, 2020 and under the heading “Risk Factors” in our other public filings.  In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	March 31, 2020	December 31, 2019
Assets
Real estate properties, net	$2,040,468	$1,988,726
Cash and cash equivalents	14,519	12,012
Restricted cash	4,088	3,537
Deposits on acquisitions	1,800	1,800
Rents receivable	27,219	27,788
Accounts receivable	14,750	15,820
Deferred financing, net	1,571	1,749
Intangible assets, net	171,883	168,625
Interest rate swaps	-	541
Prepaid expenses and other assets	31,027	13,991
Total assets	$2,307,325	$2,234,589

Liabilities
Revolving credit facility	36,000	-
Term loan facilities, net	248,693	248,602
Notes payable, net	446,987	446,927
Mortgage notes payable, net	205,471	206,312
Intangible liabilities, net	31,219	24,578
Deferred revenue	74,608	54,659
Interest rate swaps	15,142	5,837
Accounts payable, accrued expenses, and other liabilities	52,003	47,833
Total liabilities	1,110,123	1,034,748

Equity
Common stock, par value $0.01, 200,000,000 shares authorized,
75,077,197 and 74,832,292 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively.	751	748
Additional paid-in capital	1,270,758	1,257,319
Retained earnings	21,701	20,004
Cumulative dividends	(230,276)	(210,760)
Accumulated other comprehensive loss	(13,276)	(4,690)
Total stockholders' equity	1,049,658	1,062,621
Non-controlling interest in Operating Partnership	147,544	137,220
Total equity	1,197,202	1,199,841
Total liabilities and equity	$2,307,325	$2,234,589

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2020	March 31, 2019
Revenues
Rental income	$56,583	$48,488
Tenant reimbursements	1,152	1,584
Other income	483	535
Total revenues	58,218	50,607

Expenses
Property operating	11,258	9,963
Real estate taxes	6,562	5,755
Depreciation and amortization	23,556	22,451
Acquisition costs	538	470
Corporate general and administrative	5,483	4,317
Total expenses	47,397	42,956

Other expenses
Interest expense, net	(8,903)	(8,132)
Net income (loss)	1,918	(481)

Non-controlling interest in Operating Partnership	(221)	65
Net income (loss) available to Easterly Government
Properties, Inc.	$1,697	$(416)

Net income (loss) available to Easterly Government
Properties, Inc. per share:
Basic	$0.02	$(0.01)
Diluted	$0.02	$(0.01)

Weighted-average common shares outstanding:
Basic	74,892,711	61,225,926
Diluted	75,616,233	61,225,926

Net income (loss), per share - fully diluted basis	$0.02	$(0.01)

Weighted average common shares outstanding -
fully diluted basis	84,735,095	70,831,727

EBITDA, FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2020	March 31, 2019
Net income (loss)	$1,918	$(481)
Depreciation and amortization	23,556	22,451
Interest expense	8,903	8,132
Tax expense	89	118
EBITDA	$34,466	$30,220

Pro forma adjustments(1)	595
Pro forma EBITDA	$35,061

Net income (loss)	$1,918	$(481)
Depreciation and amortization	23,556	22,451
FFO	$25,474	$21,970
Adjustments to FFO:
Acquisition costs	538	470
Straight-line rent and other non-cash adjustments	(709)	(974)
Amortization of above-/below-market leases	(1,521)	(1,729)
Amortization of deferred revenue	(697)	(67)
Non-cash interest expense	358	322
Non-cash compensation	1,000	734
FFO, as Adjusted	$24,443	$20,726

FFO, per share - fully diluted basis	$0.30	$0.31
FFO, as Adjusted, per share - fully diluted basis	$0.29	$0.29

FFO, as Adjusted	$24,443	$20,726
Acquisition costs	(538)	(470)
Principal amortization	(870)	(836)
Maintenance capital expenditures	(877)	(902)
Contractual tenant improvements	(325)	(38)
Cash Available for Distribution (CAD)	$21,833	$18,480

Weighted average common shares outstanding -
fully diluted basis	84,735,095	70,831,727

1 Pro forma assuming a full quarter of operations from the two properties acquired in the first quarter of 2020.

Net Debt and Adjusted Net Debt

(Unaudited, in thousands)

March 31, 2020
Total Debt(1)	$942,884
Less: cash and cash equivalents	(14,519)
Net Debt	$928,365
Less: adjustment for projects under construction(2)	(46,295)
Adjusted Net Debt	$882,070

1 Excludes unamortized premiums / discounts and deferred financing fees.

2 See definition of Adjusted Net Debt on Page 4.